UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/28/2009

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

625 Second Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

415-348-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 2, 2009, LookSmart (“LookSmart” or the “Company”) announced its financial results for the third quarter ended September 30, 2009. A copy of LookSmart’s press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The press release attached as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the press release are “forward-looking” rather than “historic.” The press release also states that a more thorough discussion of certain factors which may affect the Company’s operating results is included, among other sections, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, its quarterly reports on Form 10-Q and its other public filings, which are on file with the SEC and available at the SEC’s website (http://www.sec.gov).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2009, the Board of Directors of LookSmart appointed Jean-Yves Dexmier, the Company’s current Chair of the Audit Committee and Chair of the Strategic Direction Committee, as the Company’s Executive Chairman. Dr. Dexmier is 57 years old and has served as one of the Company’s directors since April 5, 2007. Dr. Dexmier served as Chief Financial Officer for Openwave Systems, Inc. from August 2007 through January 2008. Prior to that, Dr. Dexmier served as Chief Executive and Chair of the Board of Agentis Software from 2001 to 2005. He served as Chief Executive Officer, President and Chief Financial Officer of Informix Software from 1997 to 2000. Dr. Dexmier also served as the Chief Financial Officer of Octel Corporation from 1995 to 1997. From 1994 to 1995 he served as Chief Financial Officer of Air Liquide Americas and from 1991 to 1994 he served as Chief Financial Officer of Thomson Consumer Electronics U.S. Dr. Dexmier received a B.A. in Fundamental Mathematics from Lycee Pasteur, an M.B.A. from Ecole Polytechnique and a Ph.D. in Electronics from Ecole Nationale Superieure de l’Aeronautique et de l’Espace, all located in France.

As compensation for his services as Executive Chairman, Dr. Dexmier’s quarterly compensation of $108,000 will remain unchanged. In addition, the Company shall pay Dr. Dexmier $6,000 per quarter for Dr. Dexmier’s service as a member of the Board of Directors provided that Dr. Dexmier attends at least 80% of the regularly scheduled meetings held by the Board of Directors during the quarter, and $6,000 per quarter for serving as the Chair of the Board of Directors.

In connection with the appointment of Dr. Dexmier as the Company’s Executive Chairman, the Board of Directors of the Company accepted the resignation of Mark Sanders from his position as the Chair of the Board of Directors effective as of October 28, 2009.

Item 8.01.	Other Events

On October 28, 2009, in light of Jean-Yves Dexmier’s appointment as Executive Chairman, the Board of Directors of the Company removed Dr. Dexmier from its Audit Committee due to Nasdaq independence requirements. The Board of Directors of the Company appointed Mark Sanders to its Audit Committee and appointed Anthony Castagna, a current member of the Company’s Audit Committee, to serve as Chair of the Audit Committee, each effective October 28, 2009.

Also on October 28, 2009, the Board of Directors of the Company disbanded its Strategic Direction Committee. Dr. Dexmier is not presently a member of any committee of the Company’s Board of Directors.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The exhibit listed below is being filed with this Form 8-K.

Exhibit No.	Description

99.1	Text of press release dated November 2, 2009 entitled “LookSmart Reports Third Quarter 2009 Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: November 2, 2009	By:	/S/ STEPHEN MARKOWSKI
Stephen Markowski Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Text of press release dated November 2, 2009 entitled “LookSmart Reports Third Quarter 2009 Results.”